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                                                                   EXHIBIT 21.02




SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC



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
Name of Subsidiary                                      State and/or Country of Incorporation
--------------------------------------------            -------------------------------------
1087013 Ontario Limited                                 Canada
AXENT EMEA Ltd.                                         United Kingdom
AXENT Technologies BV                                   Netherlands
AXENT Technologies Ltd.                                 United Kingdom
AXENT Technologies SARL                                 France
CKS Limited                                             United Kingdom
Datamedia Corporation                                   Delaware, USA
Delrina (Canada) Corporation                            Canada
Delrina (Delaware) Corporation                          Delaware, USA
Delrina (Wyoming) Limited Liability Company             Wyoming, USA
Delrina Corporation                                     Canada
DESQaway, USA                                           New York, USA
Financial Associates I Corporation                      Delaware, USA
Louisiana Acquisition, LLC                              Delaware, USA
Louisiana Western Acquisition, Inc.                     Louisiana, USA
Quarterdeck Corporation                                 Delaware, USA
Quarterdeck Office Systems Canada, Inc.                 Canada
Quarterdeck Office Systems Espana SL                    Spain
Quarterdeck Office Systems GmbH                         Germany
Quarterdeck Office Systems Pty. Ltd.                    Australia
Quarterdeck Select Corporation                          Florida, USA
Raptor Securities Corporation                           Maryland
Raptor Systems Deutschland GmbH                         Germany
Symantec (Deutschland) GmbH                             Germany
Symantec (Japan) KK                                     Japan
Symantec (Singapore) PTE Ltd.                           Singapore
Symantec (UK) Ltd                                       United Kingdom
Symantec Argentina S.R.L.                               Argentina
Symantec ATI Corporation                                Delaware, USA
Symantec Australia Pty. Ltd.                            Australia
Symantec (Belgium) B.V.B.A.                             Belgium
Symantec Corporation (Malaysia) Sdn. Bhd.               Malaysia
Symantec de Mexico S.A. de C.V.                         Mexico
Symantec do Brasil Ltda.                                Brazil
Symantec EURL                                           France
Symantec Financing B.V.                                 Netherlands
Symantec Finland Oy                                     Finland
Symantec Foreign Holding, Inc.                          Delaware, USA
Symantec Foreign Holding II, Inc.                       Delaware, USA
Symantec Foreign Sales Corporation                      Barbados
Symantec Hong Kong Ltd.                                 Hong Kong
Symantec Information Technology (Beijing) Ltd.          Beijing, China
Symantec Israel Ltd.                                    Israel
Symantec Korea Ltd.                                     Korea
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
Symantec Limited                                        Ireland
Symantec Network Security PLC                           United Kingdom
Symantec New Zealand Limited                            New Zealand
Symantec Nordic A.B.                                    Sweden
Symantec S.A. (Pty) Ltd.                                South Africa
Symantec Security Services - Federal, Inc.              Delaware, USA
Symantec Security Services Ltd.                         United Kingdom
Symantec Spain S.L.                                     Spain
Symantec SRL                                            Italy
Symantec Switzerland AG                                 Switzerland
Symantec Taiwan Limited                                 Taiwan
Symantec Technology Development Ltd.                    United Kingdom
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